UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 9, 2025
Coronado Global Resources Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-56044 (Commission File Number)	83-1780608 (IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia (Address of principal executive offices)	4000 (Zip Code)

Registrant’s telephone number, including area code: (61) 7 3031 7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Coronado Curragh Pty Ltd (“Coronado Curragh”), a wholly-owned subsidiary of Coronado Global Resources Inc. (the “Company”), is a party to the Amended Coal Supply Agreement, dated as of November 6, 2009, as amended (the “ACSA”), with Stanwell Corporation Limited (“Stanwell”). Under the ACSA, Coronado Curragh is required to deliver up to 3.5 million metric tons per annum (“MMtpa”) of thermal coal to Stanwell at an agreed price and quantity, and Stanwell also receives a tonnage rebate as set forth in the ACSA. On July 12, 2019, Coronado Curragh and Stanwell entered into a New Coal Supply Agreement (the “NCSA”). At the expiration of the ACSA, which is expected to occur in 2027, the NCSA will govern the supply of thermal coal to Stanwell for an expected term of ten years thereafter. Under the NCSA, Coronado Curragh is required to deliver up to 2.2 MMtpa of thermal coal to Stanwell at an agreed price and quantity, but is not required to pay Stanwell a tonnage rebate.

On June 9, 2025 (June 10, 2025 in Australia), Coronado Curragh and Stanwell entered into a Deed of Amendment (the “Amendment”) that, among other matters, amends the terms of the NCSA. Pursuant to the terms of the Amendment, Stanwell has agreed, subject to certain conditions, to waive payment of the rebates owed by Coronado Curragh under the ACSA (with an estimated value of approximately $75 million based on current prices) between April 1, 2025 and December 31, 2025 (the “Rebate Period,” and such waived rebate amount, as calculated under the ACSA, the “Rebate Amount”). After the Rebate Period, the rebates under the ACSA will continue pursuant to the terms of the ACSA and until expiration of the ACSA. In addition, the Amendment amends the NCSA to provide for a prepayment of approximately $75 million (the “Prepayment Amount” and, together with the Rebate Amount, the “RRP Balance”) by Stanwell to Coronado Curragh in exchange for optional access to an additional 800,000 metric tons of thermal coal per annum (“Mtpa”) for the five-year period from the commencement of supply under the NCSA in 2027 (the “Prepayment Term”) at Stanwell’s election. The additional 800,000 Mtpa of thermal coal that may be delivered pursuant to the Amendment will be priced at a fixed forward curve that is higher than the current spot price with respect to up to 400,000 Mtpa and fully exposed to the prevailing market price with respect to up to 400,000 Mtpa. Subject to the terms of the Amendment, the RRP Balance, including an effective 13% per annum rate of interest on the applicable RRP Balance, will be settled by way of physical delivery of an equivalent value of coal over the Prepayment Term (with the value of that coal to be determined in accordance with a pricing mechanism as set forth in the Amendment).

Item 7.01.	Regulation FD Disclosure.

On June 9, 2025 (June 10, 2025 in Australia), the Company lodged an announcement with the Australian Securities Exchange announcing the terms of the Amendment with Stanwell. A copy of the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including the exhibit attached hereto, is being furnished and shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, unless such subsequent filing specifically references this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Announcement Regarding Deed of Amendment.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coronado Global Resources Inc.

By:	/s/ Douglas G. Thompson
Name:	Douglas G. Thompson
Title:	Chief Executive Officer

Date:	June 9, 2025